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                                                                Exhibit 4.5

                            REGISTRATION RIGHTS AGREEMENT
                            -----------------------------


    THIS REGISTRATION RIGHTS AGREEMENT ("Registration Rights Agreement"), entered into as of May 23, 1996, between Halifax Fund, L.P., with offices at c/o Citco Fund Services Ltd., Corporate Centre, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands (the "Purchaser"), and ZYCAD CORPORATION, a Delaware corporation with offices at 47100 Bayside Parkway, Fremont, California 94538 (the "Company")

                                 W I T N E S S E T H:

    WHEREAS, pursuant to a Convertible Securities Subscription Agreement, dated as of May 23, 1996 (the "Agreement"), by and between the Company and the Purchaser, the Company has agreed to sell and the Purchaser has agreed to purchase Five Million Dollars (U.S.$5,000,000) of the Company's 6% Convertible Subordinated Debenture due May 24, 1999 (the "Debentures") convertible into shares of the Company's Common Stock, $.10 par value. The Company has further agreed, pursuant to the Agreement and under the circumstances provided therein, to issue Warrants to purchase additional shares of such Common Stock. The shares of such Common Stock issuable upon conversion of the Debentures and exercise of such Warrants are collectively referred to herein as the "Shares".

    WHEREAS, pursuant to the terms of, and in partial consideration for, the Purchaser's agreement to enter into the Agreement, the Company has agreed to provide the Purchaser with certain registration rights with respect to the Shares under certain circumstances set forth in the Agreement;

    NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this Registration Rights Agreement, the Company and the Purchaser agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings. Other terms used herein which are defined in the Agreement, the Debentures or the Warrants shall have the same meanings herein as they do in such other documents.

    "Commission" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "Registrable Securities" shall mean: (i) Shares issued to Purchaser or its designee upon conversion of the Debentures, upon exercise of the Warrants or upon any stock split, stock dividend, recapitalization or similar event with respect to such Shares; and (ii) any securities issued or issuable to Purchaser or any Holder upon the conversion or exercise or exchange of any Debentures, Warrants or Shares.

    The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.


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    "Registration Expenses" shall mean all expenses to be incurred by the
Company in connection with Purchaser's exercise of its registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel to Holder for a "due diligence" examination of the Company, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

    "Selling Expenses" shall mean all underwriting discounts and selling commissions, if any, applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holder not included within "Registration Expenses."

    "Holder" shall include the Purchaser and any transferee of Debentures, Warrants, Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 10 of this Agreement.

    "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

    "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

2. THE REGISTRATION REQUIREMENTS. The Company shall file and use its best efforts to cause to become effective, as promptly as possible and in any event by the ninetieth (90th) calendar day after the Closing Date in the case of the registration of the Underlying Stock and by the two hundred seventieth (270th) calendar day after the Closing Date in the case of the registration of the Warrant Stock, (a) a registration statement on Form S-3 under the Securities Act or, if Form S-3 is not then available, another appropriate form covering the resale of the Underlying Stock issuable on conversion of the Debentures and (b) another such registration statement covering the resale of the Warrant Stock issuable upon the exercise of the Warrants, and shall take all action necessary to qualify the Underlying Stock and the Warrant Stock under state "blue sky" laws as hereinafter provided. The Company shall use its diligent best efforts to effect the registrations contemplated by the foregoing (including, without limitation, the execution of an undertaking to file amendments and post-effective amendments, appropriate qualification under and compliance with applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) and as would permit or facilitate the sale and distribution of all the Registrable Securities in all states reasonably requested by the Holder for purposes of maximizing the proceeds realizable by the Holder from such sale and distribution. Such best efforts by the Company shall include, without limitation, the following:

    (a) The Company shall file (i) registration statements with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act and the Company shall use its best efforts to qualify for the use of such Form (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities so to be registered (each, a "Registration Statement"); (ii) such blue sky filings as shall be reasonably requested to permit such sales PROVIDED, HOWEVER, that the Company shall not be required to register the Registrable Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any


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    such jurisdiction where it is not then so subject or require the Company to qualify to do business in any jurisdiction where it is not then so qualified; and (iii) any required filings with the National Association of Securities Dealers, Inc. ("NASD") or exchange where the Shares are traded; all as soon as practicable after the date hereof. The Company shall use its best efforts to have the Registration Statements and other filings declared effective as soon thereafter as may be practicable.

    (b) The Company shall enter into such customary agreements (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not the Registrable Securities are to be sold in an underwritten offering, the Company shall:

              (i) make such representations and warranties to the Holder and the underwriter or underwriters, if any, in form and substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings:

              (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of counsel to the Company, dated the effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the applicable registration statement (which counsel, and opinions (in form, scope and substance), shall be reasonably satisfactory to the managing underwriter or underwriters, if any, and the appointed representative or counsel of the Holder, addressed to the Holder and each underwriter, if any, covering the matters customarily covered in opinions requested in secondary underwritten offerings and, in the case of any underwritten offering, such other matters as may be reasonably requested by the Holder;

              (iii) cause to be delivered, immediately prior to the effectiveness of the applicable Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from the Company's independent certified public accountants addressed to the Holder and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary underwritten public offerings;

              (iv) if an underwriting agreement is entered into, cause the same to set forth indemnification and contribution provisions and procedures which are no less favorable to the Holder and the Company than those contemplated by sections 9 and 10 with respect to all parties to be indemnified pursuant to such sections;

              (v) deliver such documents and certificates as may be reasonably requested by the Holder of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the


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         underwriting agreement, if any, or other agreement entered into by the
         Company;

    the foregoing in this paragraph 2(b) shall be done at each closing under any such underwriting or similar agreement or as and to the extent required thereunder; provided, however, the foregoing in paragraph 2(b) shall not be required on more than two (2) occasions.

    (c) The Company shall make available for inspection and review by the Holder, a representative or representatives of the Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Holder or underwriter, any such registration statement or amendment or supplement or any blue sky, NASD or other filing, all financial and other records, pertinent corporate documents and properties of the Company as they may reasonably request for the purpose, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, HOWEVER, that the Holder shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by the Holder and that the Holder will use reasonable efforts to cause its representatives and such other persons so to keep such information confidential, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, (iv) such information becomes available to any such person from a source other than the Company and such source, to the knowledge of such persons, is not bound by a confidentiality agreement with the Company, or (v) such information was known to or is developed by such persons without reference to such confidential information of the Company.

3. UNDERWRITTEN DISTRIBUTION. If the Holder intends to distribute the Registrable Securities covered by a Registration Statement by means of an underwriting, the Holder shall so advise the Company and, within 30 days of the date thereof and without limiting the generality of other provisions hereof, the Company will prepare and file such amendment or amendments to the Registration Statement and make such other filings as may be necessary or appropriate to effect any such underwritten distribution.

4. MULTIPLE HOLDERS. If there is more than one Holder, such Holders shall act with respect to their rights under this Agreement according to the vote of a majority-in-interest.

5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holder.

6. REGISTRATION DELAY OR FAILURE. The Company acknowledges that its failure to register the Registrable Securities in accordance with the Agreement and this Registration Rights Agreement will cause the Holder to suffer damages and undertake risks in amounts that will be difficult to ascertain and were not anticipated in negotiating the terms hereof or of the Agreement, the Debentures or the Warrants. Accordingly the parties agree that it is
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appropriate to include herein a provision for liquidated damages and to compensate the Holder fairly for the additional risk undertaken by the Holder resulting from the Company's delay or failure to effect such registrations. The parties acknowledge and agree that the provisions hereinafter set forth in this Paragraph 6 represent the parties' good faith effort to quantify such damages and to compensate for such additional risk and, as such, agree that the form and amount of damages and risk compensation are reasonable and will not constitute a penalty.

    (a) If the Registration Statement covering the resale of the Underlying Stock and the Warrant Stock is not effective by the ninetieth (90th) calender day after the Closing, then, with respect to the 33 1/3% of the Debentures outstanding on such ninetieth day (the "Ninetieth Day Debentures") and which, pursuant to Paragraph 5(a) of the Debentures, may be converted following such ninetieth day, each of the X%s (as defined in the Debentures) used in determing the Conversion Date Market Price (as defined in the Debentures) shall be reduced by two (2) percentage points, and the X%s as so reduced shall then and thereafter be applicable to and upon the conversion of such 33 1/3% of the Ninetieth Day Debentures, in lieu and in place of the X%s provided in the Debentures but subject to further reduction as hereinafter provided in this Paragraph 6.

    (b) If such Registration Statement still has not become effective by the one hundred twentieth (120th) calendar day after the Closing, then:

         (i) each of the X%s applicable to the Ninetieth Day Debentures to which Paragraph 6(a) hereof shall be applicable (the "6(a) Ninetieth Day Debentures"), as theretofore reduced pursuant to Paragraph 6(a) hereof, shall be further reduced by three (3) percentage points and, as further so reduced, shall then and thereafter be applicable to and upon conversion of the 6(a) Ninetieth Day Debentures, but subject to further reduction as hereinafter provided; and

         (ii) each of the X%s originally provided in the Debentures and applicable to the additional 33 1/3% of the Ninetieth Day Debentures becoming convertible following such 120th day pursuant to Paragraph 5(a) of the Debentures (the "6(b) Ninetieth Day Debentures") shall be reduced by five (5) percentage points, and the X%s, as so reduced, shall then and thereafter be applicable to and upon the conversion of the 6(b) Ninetieth Day Debentures, in lieu and in place of the X%s provided in the Debentures but subject to further reduction as hereafter provided in this Paragraph 6.

    (c) If such Registration Statement still has not become effective by the one hundred fiftieth (150th) calendar day after the Closing, then:

         (i) each of the X%s applicable to the 6(a) Ninetieth Day Debentures and the 6(b) Nineties Day Debentures, as theretofore reduced pursuant to Paragraphs 6(a) and (b) hereof, shall be further reduced by three (3) percentage points on such 150th calendar day, and the X%s applicable to the 6(a) and the 6(b) Ninetieth Day Debentures, as so reduced, shall then and thereafter be applicable to and upon the conversion of such Debentures; and

         (ii) each of the X%s originally provided in the Debentures and applicable to the final 33 1/3% of the Ninetieth Day Debentures becoming convertible following such 150th day pursuant to Paragraph 5(a) of the Debentures (the "6(c) Ninetieth Day Debentures") shall be reduced by eight
    (8) percentage points on such 150th calendar day, and the X%s, as so reduced, shall then and


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    thereafter be applicable to and upon the conversion of the 6(c) Ninetieth
    Day Debentures, in lieu and in place of the X%s provided in the Debentures.

    (d) If such Registration Statement still has not become effective by the one hundred eightieth (180th) calendar day after the Closing, then there shall be paid to each Holder by the Company, in cash, on such 180th day and on each succeeding 30th day thereafter upon which such Registration Statement still has not become effective, an amount equal to 3% of the Outstanding Principal Amount of the Debentures held by the Holder on such 180th day or succeeding 30th day, as the case may be, (each such payment, a "30 Day Delay Payment") and if such Registration Statement shall become effective after the one hundred fiftieth (150th) calendar day after the Closing but before such 180th day or any such succeeding 30th day, there shall also be paid to the Holder, in cash, on the effective date of the Registration Statement a 30 Day Delay Payment pro-rated according to the portion of the then current 30 day period ending on such effective date.

    (e) If such Registration Statement still has not become effective by the first anniversary of the Closing, then, at the Holder's option exercised at any time thereafter, the Company shall redeem the Holder's Debentures at a Redemption Date designated by such Holder, and at the redemption price provided in Paragraph 6(b)(i) of the Debentures.

7. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Holder advised in writing as to initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

    (a)  Keep such registration effective for the period ending (i) thirty-six
(36) months after initial issuance of the Debentures, (ii) when the Holder has completed the distribution of the Registrable Securities described in the registration statement relating thereto, or (iii) the date on which the Registrable Securities are distributed to the public pursuant to Rule 144(k) or are saleable pursuant to Rule 144(k) promulgated under the Securities Act, whichever first occurs.

    (b) Furnish such number of prospectuses and other documents incident thereto as the Holder from time to time may reasonably request.

8. SUSPENSION OF USE OF REGISTRATION STATEMENT. The Holder agrees that, upon receipt of any notice from the Company of (A) the happening of any event which makes any statements made in the registration statement(s) or related prospectus(es) filed pursuant to this Registration Rights Agreement, or any document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such registration statement(s) or prospectus(es) so that, in the case of such registration statement(s), it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading or (B) that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the prospectus(es) for a discrete period of time due to pending corporate developments which are or may be material to the Company but have not been disclosed in the Registration Statement(s) or in relevant public filings with the SEC, or (C) the SEC has issued a stop order suspending the effectiveness of the Registration Statement(s), the Holder will forthwith discontinue disposition of such Shares covered by such Registration Statement(s) or prospectus(es) until it is advised in writing by the Company that use of the applicable prospectus may be resumed, and has received copies of any additional or supplemented filings that are incorporated or deemed to be incorporated by reference in such prospectus(es). The Company shall use all reasonable best efforts to


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insure that the use of the prospectus(es) may be resumed as soon as practicable, and in any event shall not be entitled to require the Holder to suspend use of the prospectus(es) for more than thirty (30) consecutive days on any one occasion, more than forty-five (45) consecutive days in the aggregate on two occasions which are not at least 90 days apart or more than an aggregate of sixty (60) days in any twelve month period.

9.  INDEMNIFICATION.

    (a) COMPANY INDEMNITY. The Company will indemnify the Holder, each of its officers, directors and partners, and each person controlling Holder within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) based upon written information furnished to the Company by Holder or the underwriter and stated to be specifically for use therein. The Indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

    (b) HOLDER INDEMNITY. The Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder against all claims, losses, damages and liabilities (or actions in respect thereof arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holders and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in


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conformity with written information furnished to the Company by Holder and stated to be specifically for use therein; provided, however, that the obligations of Holder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld).

    (c) PROCEDURE. Each party entitled to indemnification under this Article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is actually prejudiced by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

10. CONTRIBUTION. If the indemnification provided for in Section 9 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company on the one hand and the Indemnified Parties on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Parties, as the case may be, on the other from the offering of the Registrable Securities, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Indemnified Parties, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

    The relative benefits received by the Company on the one hand and the Indemnified Parties, as the case may be, on the other shall be deemed to be in the same proportion as the proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company from the initial sale of the Debentures by the Company pursuant to the Agreement bear to the gain realized by the Holder or the total underwriting discounts and commissions received by the underwriters as set forth in the table on the cover page of the prospectus, as the case may be. The relative fault of the Company on the one hand and of the Holder or underwriters, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriters.

    In no event shall the obligation of any Indemnifying Party to contribute under this Section 10 exceed the amount that such Indemnifying Party would have been obligated to


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pay by way of indemnification if the indemnification provided for under Section
9(a) or 9(b) hereof had been available under the circumstances.

    The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Indemnified Party shall be required to contribute any amount in excess of the amount by which (i) in the case of the Holder, the net proceeds received by the Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

11. SURVIVAL. The indemnity and contribution agreements contained in Sections 9 and 10 and the representations and warranties of the Company referred to in
Section 2(b)(i) shall remain operative and in full force and effect regardless of (i) any termination of the Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Securities.

12. INFORMATION BY HOLDER AND ANY UNDERWRITERS. The Holder and the underwriters, if any, shall furnish to the Company, within 20 business days of the Company's request therefor, such information regarding such Holder or underwriters, as the case may be, and the distribution proposed by such Holder or underwriters as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

13. TRANSFER OF ASSIGNMENT OF REGISTRATION RIGHTS: The rights, granted to Holder by the Company under this Registration Rights Agreement, to cause the Company to register Registrable Securities, may be transferred or assigned to a transferee or assignee of any of not less than $200,000 in principal amount of Debentures and any Warrants, provided that the Company is given written notice by Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the board of directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights agrees to be bound by this Registration Rights Agreement.


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


14. MISCELLANEOUS.

    (a) ENTIRE AGREEMENT. This Registration Rights Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof, and may not be modified or terminated except by a written agreement signed by both parties.

    (b) NOTICES: Any notice or other communication given or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid with a copy in each case sent on the same day to the addressee by facsimile, Federal Express or other such expedited means, (a) if to Purchaser, at its address hereinabove set forth, (b) if to the Company, at its address hereinabove set forth, (c) if, to a Holder other than the Purchaser, at the address thereof furnished by like notice to the Company, or (d) to any such addressee at such other address or addresses as shall be so furnished to the other parties hereto by like notice.

    (c) GENDER OF TERMS. All terms used herein shall be deemed to include the feminine and the neuter, and the singular and the plural, as the context required.

    (d) GOVERNING LAW; CONSENT OF JURISDICTION. This Registration Rights Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of Delaware regulates the Company's issuance of securities. The parties hereto hereby consent to, and waive any objection to the exercise of, personal jurisdiction in the State of New York with respect to any action or proceeding arising out of this Registration Rights Agreement.

    (e) TITLE. The titles used in this Registration Rights Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    IN WITNESS WHEREOF, the parties hereto have cause this Registration Rights Agreement to be duly executed as of the date first above written.

                        HALIFAX FUND, L.P.

                        By:  The Palladin Group, L.P.
                             Its Investment Manager

                             By:  Palladin Capital Management LLC
                                  Its General Partner

                                  By:_____________________
                                        Andrew Kaplan
                                        Its Authorized Representataive

                        ZYCAD CORPORATION
                        a Delaware Corporation


                        By:  ______________________________
                             Name:
                             Title:



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